Exhibit 5


                         PLEDGE AGREEMENT


          MEMORANDUM OF AGREEMENT made as of the 31st day of March, 1995.

B E T W E E N:

                SIMMONDS COMMUNICATIONS LTD.,
                a corporation incorporated under the
                laws of the Province of Ontario,

                (hereinafter referred to as "Simmonds"),

                                               OF THE FIRST PART,

                            - and -

                EXTRA CLEARING B.V.,
                a corporation incorporated under the
                laws of the Netherlands

                (hereinafter referred to as "EC"),

                                              OF THE SECOND PART,

                            - and -

                 THE R-M TRUST COMPANY,
                 a trust company duly authorized to carry on business in the Province of Ontario

                 (hereinafter referred to as "R-M Trust"),

                                              OF THE THIRD PART.

          WHEREAS, pursuant to the terms of an option agreement (the "Option Agreement") made as of March 31, 1995, between Simmonds and EC, Simmonds granted EC the option to purchase up to 890,000 shares of common stock of Intek Diversified Corporation ("Intek") beneficially owned by Simmonds;

                                1
PAGE

          AND WHEREAS, as security for the due and punctual performance of all obligations of any kind or nature now or at any time and from time to time owing by Simmonds to EC pursuant to or by virtue of the Option Agreement, Simmonds has agreed to pledge 890,000 shares of common stock in the capital of Intek (the "Share Collateral") to EC and to enter into this Agreement and to perform its obligations hereunder;

          AND WHEREAS R-M Trust has agreed to act as collateral agent for EC and to hold certificates representing the Share
Collateral as agent for EC pursuant to the terms and conditions of this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises hereof and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

                            ARTICLE I

                          INTERPRETATION

1.1 Definitions: In this Agreement and any amendments hereto, the following terms shall have the following meanings, respectively:

     (a)  "Act" means the Personal Property Security Act
          (Ontario), as now in effect, or any legislation that may be substituted therefor, and as the same may from time to time hereafter be amended;

     (b) "Business Day" means a day of the year other than a Saturday, a Sunday or a day observed as a statutory holiday in Ontario or the Netherlands;

     (c) "Obligations" means all liabilities and obligations of any kind or nature now or at any time and from time to time owing by Simmonds to EC pursuant to or by virtue of this Agreement and the Option Agreement;

     (d) "Collateral" means the Share Collateral and any other securities or instruments deposited or delivered by Simmonds with or to EC or R-M Trust hereunder;

     (e)  "Event of Default" has the meaning ascribed thereto in
          Section 6.1;

                                2
PAGE

     (f) "Proceeds" means identifiable or traceable personal property in any form (including money) derived, directly or indirectly from any dealing with the Collateral or proceeds therefrom and includes any payment that indemnifies or compensates for loss or damage to the Collateral or Proceeds therefrom;

     (g)  "Security Interest" has the meaning ascribed thereto in
          Section 2.1; and

     (h) All capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Option Agreement.

1.2 United States Funds: Unless otherwise indicated, all dollar amounts referred to herein shall refer to lawful money of the United States.

1.3 Headings, Etc.: The division of this Agreement into articles, sections and subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 Rules of Construction: Unless the context otherwise requires,

     (a) words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and words importing individuals shall include firms and corporations and vice versa; and

     (b) reference herein to any agreement, indenture or other instrument in writing means such agreement, indenture or other instrument in writing as amended, modified or supplemented from time to time.

1.5 Governing Law: This Agreement shall be construed in accordance with the laws of the Province of Ontario and shall be treated in all respects as an Ontario contract.

1.6 Severability: If any provision herein contained is determined to be void, voidable or unenforceable, in whole or in part, by a court of competent jurisdiction, such determination shall not effect or impair and shall be deemed not to effect or impair the validity of any other covenant or provision herein contained and each such covenant and provision is hereby declared to be separate, severable and distinct.

1.7       Time:  Time shall be of the essence of this Agreement.

                                3
PAGE

                           ARTICLE II

                 CREATION OF SECURITY INTEREST

2.1 Security Interest: As continuing security for the due and timely performance by Simmonds of the Obligations, Simmonds hereby grants a security interest in and pledges the Collateral to and in favour of EC (the said security interest and pledge of the Collateral being hereinafter referred to as the "Security Interest"). EC acknowledges that it has no rights in the Collateral other than the Security Interest and its rights hereunder and under the Option Agreement.

2.2       Proceeds:  The Security Interest shall extend to the
Proceeds.

2.3 Attachment and Value: Simmonds acknowledges and agrees that the Security Interest is intended to attach to the Collateral upon the later of the date of execution of this Agreement, or the date value is given by EC.

                           ARTICLE III

              PROVISIONS RELATING TO COLLATERAL

3.1       Collateral Agent, Deposit of Certificates and Escrow
Procedures: EC hereby appoints R-M Trust to act, and R-M Trust hereby agrees to act, as agent on behalf of EC to hold the share certificates evidencing the Share Collateral as agent for and on behalf of EC. As soon as practicable, Simmonds shall deliver to EC's counsel share certificates evidencing 200,000 shares of registered and freely tradeable common stock of Intek and share certificates evidencing 690,000 shares of common stock of Intek, which share certificates shall be held by EC's counsel in escrow, all in accordance with the terms of an escrow agreement (the "Escrow Agreement") by and between EC, Simmonds and EC's counsel, the form of which is annexed hereto as Schedule 1. The share certificates evidencing the Share Collateral shall be released from escrow according to the provisions of the Escrow Agreement and shall be held by R-M Trust as agent for EC.

3.2 Transferability: All Collateral shall be freely transferable by delivery or shall be accompanied by any and all endorsements, powers of attorney or instruments necessary to permit the transfer, disposition and, if applicable, the re-registration of the Collateral as may be required as a result of EC exercising its remedies under subsection 6.2(c). Each of the parties hereto acknowledges that the certificates evidencing the Share Collateral are being held by R-M Trust as agent for EC to perfect the Security Interest created by this Agreement in
                                4
PAGE
favour of EC and that R-M Trust may also hold such certificates on behalf of any assignee(s) of EC to perfect such assignee's(s') Security Interest.

3.3 Distributions and Receipts on Collateral: Unless and until an Event of Default shall have occurred and be continuing, Simmonds shall be entitled to receive all interest, dividends or other like payments or distributions (whether in cash, security (as such term is defined in subsection 1(1) of the Act) or other property) at any time payable on or with respect to the Collateral and unless and until an Event of Default shall have occurred and be continuing, all such interest, dividends or other like payments or distributions at any time payable to Simmonds on or with respect to the Collateral received by EC or R-M Trust shall forthwith be paid or delivered by EC or R-M Trust to Simmonds or as it may direct, free and clear of the Security Interest.

3.4 Voting, Etc. of Collateral: Unless and until an Event of Default shall have occurred and be continuing, Simmonds shall be entitled to vote the Collateral and to give consents, waivers, notices and ratifications, and to take other action in respect of the Collateral, provided however, that no vote shall be cast or consent, waiver, notice or ratification given or action taken which would impair the Collateral or be inconsistent with or violate any provision of this Agreement or the Option Agreement.

3.5 Rights of EC: It is understood and agreed that EC, at any time and from time to time when an Event of Default shall have occurred and be continuing with respect to the Obligations, may enforce any and all of the rights of Simmonds with respect to the Collateral, including those rights described in Section 3.4.

                            ARTICLE IV

                     POSSESSION OF COLLATERAL

4.1 Duty of Care: R-M Trust shall not have any duty of care whatsoever with respect to the Collateral other than to use the same care in the custody and preservation thereof as it would with its own property. Neither EC nor R-M Trust need take any steps of any nature to defend or preserve the rights of Simmonds therein against the claims or demands of others provided that EC or R-M Trust, as the case may be, shall immediately give notice to Simmonds of any such claim or demand of which it becomes aware and shall provide Simmonds with a reasonable opportunity to defend or contest the same.

4.2 R-M Trust as Collateral Agent: R-M Trust agrees to act, in its capacity as agent on behalf of EC, upon such instructions with respect to the shares held by R-M Trust which

                                5
PAGE
form part of the Share Collateral, as EC may, in its sole discretion, direct from time to time provided that such instructions do not violate the terms of this Agreement and provided that:

     (a) R-M Trust shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuiness or validity of any security deposited with it;

     (b) R-M Trust shall be protected in acting upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it, and signed by EC, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained;

     (c) except for acts of neglignece or misconduct, R-M Trust shall not be liable for any act done or step taken or omitted by it in good faith;

     (d) R-M Trust shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received in writing, and signed by the parties hereto, and if R-M Trust's duties herein are affected, unless it shall have given its prior written consent thereto;

     (e) R-M Trust may, at its own discretion, consult with counsel to the parties hereto and seek instructions with respect to any matter pertaining to its duties hereunder; and

     (f) in the event of a dispute between the parties with respect to the matters herein, R-M Trust may, at its option, deposit all documents and certificates held by it hereunder with a court of competent jurisdiction and seek directions from such court.

4.3 Collateral Held in Ontario: Subject to release pursuant to section 4.4, R-M Trust shall hold the Collateral in Ontario.

4.4 Release of Collateral: R-M Trust, EC and Simmonds agree that R-M Trust shall not release the Collateral, or any part thereof, to EC or any assignee unless (a) the Option (as defined in the Option Agreement) has been exercised and payment thereof made, and only to the extent of such exercise and payment, or (b) an Event of Default has occurred which has not been cured within any applicable grace period.

4.5 Indemnification of R-M Trust: Each of Simmonds and EC agrees to indemnify and save harmless R-M Trust from and against any and all liabilities and claims made against it in respect of any action or thing it may take or do or omit to take or do in connection herewith except as a result of R-M Trust's wilful neglect or default hereunder. This indemnity shall survive the termination of this Agreement.

4.6 Consent of Simmonds: Simmonds consents to the appointment of R-M Trust to act as collateral agent on behalf of EC and to the appointment by EC of R-M Trust as agent to hold the Collateral on behalf of EC or any assignee(s) of EC.

                            ARTICLE V

            REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties: Simmonds hereby represents and warrants to EC as follows and acknowledges that EC is relying on such representations and warranties in advancing funds to Simmonds, namely, that:

     (a) it has not entered into any agreement with or granted to any person, firm or corporation any option or any right or privilege capable of becoming an agreement or option to acquire any right or interest in any of the Share Collateral (other than as created by this Agreement and the Option Agreement);

     (b) all of the Share Collateral is beneficially owned by Simmonds free and clear of all liens, charges, pledges and encumbrances (other than as created by this Agreement and the Option Agreement and other than encumbrances in respect of which Simmonds shall deliver releases within 45 days of the date hereof);

     (c) it has the full right and legal capacity to enter into this Agreement and to grant to EC the Security Interest in the Collateral;

     (d) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms; and

     (e) the pledge and delivery of the Share Collateral pursuant to this Agreement creates a valid first pledge of and a perfected security interest in such Share

          Collateral and the Proceeds, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance, other than encumbrances in respect of which Simmonds shall deliver releases within 45 days of the date hereof.

5.2 Covenants of Simmonds: Simmonds hereby covenants and agrees with EC as follows:

     (a) in the event of any subdivision, redivision or other change of the shares of common stock of Intek at any time prior to the termination of this Agreement into a greater number of shares of common stock, Simmonds shall, as soon as practicable following receipt thereof, deliver to R-M Trust (or as EC may otherwise direct) such additional number of shares of common stock as would have resulted had such subdivision, redivision or other change occurred immediately prior to the execution of this Agrement; and

     (b) in the event of any reclassification of the common stock of Intek or a capital reorganization of Intek other than as described in Section 5.2(a) or 5.3 or a consolidation, amalgamation or merger of Intek with or into any other body corporate at any time prior to the termination of this Agreement, Simmonds shall deliver to R-M Trust (or as EC may otherwise direct), in substitution for the Share Collateral, the number of shares of common stock or other securities of Intek or of the body corporate resulting from such merger, amalgamation or consolidation that R-M Trust, as agent on behalf of EC would have been entitled to hold under this Agreement if such reclassification, capital reorganization, consolidation, amalgamation or merger had been effected immediately prior to the execution of this Agreement.

5.3 Covenant of R-M Trust: In the event of any consolidation or other change of the common stock of Intek at any time prior to the termination of this Agreement into a lesser number of shares of common stock, the number of shares of common stock of Intek held by R-M Trust, as agent on behalf of EC shall be reduced to such number of shares of common stock as would have resulted had such consolidation or other change occurred immediately prior to the execution of this Agreement. R-M Trust, as agent on behalf of EC shall, as soon as practicable following receipt thereof, deliver to Simmonds certificates representing the number of excess shares as a result of such consolidation or other change.

                               8
PAGE

                           ARTICLE VI

                       DEFAULT AND REMEDIES

6.1 Events of Default: The occurrence of any one or more of the following events (each such event being herein referred to as an "Event of Default") shall constitute a default under this
Agreement:

     (a) if Simmonds shall neglect to observe or perform any covenant or condition herein contained or in the Option Agreement on its part to be observed or performed and, after notice in writing has been given by EC (or its assignee(s)) to Simmonds specifying such defualt and requiring Simmonds to cure the same, Simmonds fails to cure such default within a period of five Business Days;

     (b) if a decree or order of a court having jurisdiction is entered adjudging Simmonds a bankrupt or insolvent, or approving as properly filed a petition seeking the winding-up of Simmonds under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous laws or process of execution against, or against any substantial part of the property of, Simmonds or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 30 days and which adversely affects in any material manner EC's ability to obtain performance by Simmonds of its obligations under the Option Agreement;

     (c) if a resolution is passed for the winding-up or liquidation of Simmonds or if Simmonds institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization or relief under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous laws or consents to the filing of such petition or to the appointment of a receiver of, or a substantial part of the property of, Simmonds or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes and provided any such actions or events
                                9
          adversely affect in any material manner EC's ability to obtain performance by Simmonds of its obligations under the Option Agreement; and

     (d) if any representation or warranty made by Simmonds in this Agreement or the Option Agreement or in any certificate or other document at any time delivered hereunder or thereunder or under the Escrow Agreement to EC shall prove incorrect or misleading in any material respect on and as of the date thereof until the Expiry Date (as defined in the Option Agreement).

6.2 Remedies: If an Event of Default occurs under Section 6.1, the Security Interest shall immediately become enforceable and EC may, forthwith or at any time thereafter (and, subject to Sections 3.2 and 3.3, in the event that EC shall proceed under any of subsections 6.2(b) to 6.2(h) inclusive, upon three Business Days' notice to Simmonds), except in the event such Event of Default shall have been cured prior to any action by EC, under this Section 6.2 or except as provided by applicable law or this Agreement, take any one or more of the following actions:

     (a) declare any or all of the Obligations to be immediately due and payable by giving notice in writing thereof to Simmonds and, in such event, such Obligations shall be forthwith due and owing by Simmonds to EC;

     (b) commence legal action to enforce payment or performance of Obligations;

     (c) subject to any applicable law, dispose of, or direct R-M Trust to dispose of the Collateral by private sale, public sale or otherwise upon such terms and conditions as EC may determine; provided that EC may apply and allocate any proceeds arising from the realization of the Collateral to the Obligations in such manner as EC in its absolute discretion, shall deem appropriate;

     (d) elect to retain the Collateral or any portion thereof irrevocably by giving written notice of such election to Simmonds;

     (e) exercise any or all of the rights and privileges attaching to any of the Collateral as if EC were the absolute owner thereof;

     (f) file such proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to Simmonds;

                               10
PAGE

     (g) where the Collateral has been disposed of by EC or R-M Trust as provided herein, commence legal action against Simmonds for the difference, if any, between (i) any damages suffered by EC or its assigns resulting directly or indirectly from the violation by Simmonds of the Option Agreement or this Agreement; and (ii) the proceeds received by EC on a disposition of the Collateral of Proceeds (hereinafter referred to as the "Deficiency"); or

     (h) take any other action, suit, remedy or proceeding authorized or permitted by this Agreement or by law or equity.

6.3 Sale of Collateral: Any sale referred to in subsection 6.2(c) may be a sale of all or any portion of the Collateral and may be by way of public auction, public tender, private contract or otherwise provided that, subject to Sections 6.4 and 6.8, EC shall give to Simmonds written notice three Business Days prior to the date of such sale. Any sale pursuant to this Section 6.3 may be made with or without any special condition as to the upset price, reserve bid, title or evidence or other matter and may be made from time to time as EC, in its sole discretion deems fit, with power to vary or rescind any such sale or buy in at any public sale and resell without being answerable for any loss. EC may sell, or direct R-M Trust to sell, the Collateral for a consideration payable by instalments either with or without taking security for the payment of such deeds, assurances and conveyances of the Collateral and give receipts for the purchase money, and any such sale shall be a perpetual bar, both at law and in equity, against Simmonds and all those claiming Collateral sold by, from, through or under Simmonds. In the event of any sale pursuant to this Section 6.3, Simmonds hereby covenants and agrees to provide all information, certificates and consents required under applicable securities laws or under the rules, by-laws or policies of the exchange(s) on which any of the Collateral is listed and posted for trading to permit the due and valid sale of the Collateral in compliance with such laws, rules, by-laws or policies.

6.4 Commercially Reasonable Disposition: Simmonds agrees that a sale at arm's length to a financial institution or any other person, with or without public advertisement or the services of a broker or other dealer in securities, for the best price obtainable from a canvass of three potential arm's length purchasers will be a commercially reasonable method of disposition of the Collateral in the circumstances. Simmonds further agrees that such canvass may be conducted by telephone during the course of one Business Day and that Collateral is such that EC has reasonable grounds to believe that the Collateral may speedily decline in value and, therefore, that no notice of such

                            11
PAGE
intended disposition otherwise required by any applicable legislation need be given to Simmonds. The provisions of this
Section 6.4 shall not preclude any sale or other disposition of the Collateral in any other manner which is commercially reasonable.

6.5 Reasonable Expenses: Simmonds shall pay to EC on demand all costs and expenses of EC (including legal fees) incurred in exercising its rights hereunder, which costs and expenses shall form part of the Obligations, and shall be paid by Simmonds to EC, forthwith after demand therefor shall have been made by EC to Simmonds together with interest from and including the date of demand or, if EC has taken steps to exercise its rights under Section 6.2, from and including the date upon which the cost or expense is incurred at a rate per annum that is equal to 1% in excess of the prime rate of interest then quoted by Bank of Montreal for loans in Canadian dollars to its commercial customers in Canada (the "Prime Rate"), payable before and after demand, maturity, default and judgment, with interest on amounts in default at the same rate. All such interest shall be payable on demand, shall be determined daily and shall be compounded monthly in arrears on the last day of each month. Payment of such interest shall be secured by the Security Interest.

6.6 Deficiency: Where the Collateral has been disposed of by EC or R-M Trust as provided herein, the Deficiency shall be paid by Simmonds to EC, forthwith after demand therefor shall have been made by EC to Simmonds together with interest from and including the date upon which the Deficiency arises at a rate per annum that is equal to 1% in excess of the Prime Rate payable before and after demand, maturity, default and judgment, with interest on amounts in default at the same rate. All such interest shall be payable on demand, shall be determined daily and shall be compounded monthly in arrears on the last day of each month. Payment of the Deficiency together with such interest shall be secured by the Security Interest.

6.7 Obligations of EC: EC shall not be under any obligation, or be liable or accountable for any failure, to enforce payment or performance of the Obligations or to exercise any of its rights and remedies hereunder and shall not be under any obligation to institute proceedings for any of such purposes.

6.8 Redemption of Collateral: At any time before EC or R-M Trust has disposed of the Collateral as provided for herein or before EC has elected, in the manner set out in subsection 6.2(d), to retain all or part of the Collateral irrevocably, Simmonds may redeem the Collateral by satisfying all of its obligations and liabilities under the Option Agreement and this Agreement.

                               12
PAGE

                         ARTICLE VII

                 ACKNOWLEDGEMENTS BY SIMMONDS

7.1       Acknowledgements:  Simmonds hereby:

     (a)  acknowledges receipt of a copy of this Agreement;

     (b) acknowledges and agrees that this Agreement and the rights and obligations of EC contained in the Option Agreement may be assigned in whole or in part by EC without notice or consent and, in the event of any assignment, the assignee(s) shall be entitled to all the rights and remedies, and subject to the obligations, of EC set forth in this Agreement and the Option Agreement, provided that such assignment shall not be made to any party who, by virtue of exercising its rights under the Option Agreement, would contravene any applicable securities laws, regulations or policies in the United States or Canada or any of the by-laws, regulations or policies of the National Association of Securities Dealers Automated Quotation System or any other applicable stock exchange; and

     (c) agrees not to assert against EC or any assignee of EC, and the rights of EC or any such assignee shall not be subject to, any claim, defense, demand, set-off or other right, whether at law or in equity, that Simmonds has or may have against EC or any such assignee under any agreement or instrument other than this Agreement or the Option Agreement.

                          ARTICLE VIII

                      NOTICES AND SERVICE

8.1 Notices: Except as otherwise provided herein, any notice or other document required or permitted to be given to any party shall be validly given if delivered personally or sent by telecopy to any party at the following address:

     (a)  if to Simmonds:

          Simmonds Communications Ltd.
          1050 - 5255 Yonge Street
          Willowdale, Ontario
          M2N 6P4

          Telecopy:  (416) 221-3800

          Attention:  David O'Kell

     (b)  if to EC:

          Extra Clearing B.V.
          Papenbroekssteeg 2
          Amsterdam, 1012 NW
          Netherlands

          Telecopy:  011-31-20-626-9776

          Attention:  Roelof Veenstra, Management Director

     (c)  if to R-M Trust

          The R-M Trust Company
          393 University Avenue
          5th Floor
          Toronto, Ontario
          M5G 1E6

          Telecopy:  (416) 813-4555

          Attention:  Vice-President, Corporate Trust

Any such notice or other document delivered personally or sent by telecopy shall be deemed to have been received by and given on the date of such delivery or telecopy (provided that it is received within the normal business hours of the recipient and such day is a Business Day and, if not, on the next following Business Day). Any party may at any time give notice to the other parties hereto of any change of address in accordance with the foregoing provisions hereof.

                           ARTICLE IX

                             WAIVERS

9.1 Waiver by EC: With respect to the Obligations, EC may, at any time by written notice delivered to Simmonds, waive in whole or in part any breach of this Agreement, any Event of Default or any rights and remedies of EC hereunder or otherwise and may grant extension of time or other indulgences to, accept compositions from or grant releases and discharges to Simmonds in respect of the Collateral or otherwise deal with Simmonds or with the Collateral and any other security held by EC, all as EC may see fit. Simmonds hereby agrees that any such waiver shall not be a waiver of any other or subsequent breach of this Agreement or Event of Default and that any failure by EC to exercise any of its rights or remedies hereunder or otherwise shall in no way effect or impair EC's Security Interest or the rights and remedies of EC hereunder or otherwise.

PAGE

                            ARTICLE X

                  EFFECTIVE DATE AND TERMINATION

10.1 Effective Date: This Agreement shall become effective when it shall have been executed by Simmonds, R-M Trust and EC. This Agreement and the Security Interest are in addition to and not in substitution for any other security granted by Simmonds to EC, whether before or after the execution of this Agreement. The Security Interest shall be a general and continuing security interest in respect of the Obligations and shall continue in full force and effect until terminated as provided in Section 10.2.

10.2 Termination: This Agreement shall be terminated on the earlier of (i) the completion of the purchase and sale of all of the Optioned Shares (as that term is defined in the Option Agreement) in accordance with the terms and conditions of the Option Agreement; and (ii) one business day after the expiry of the Option Period (as that term is defined in the Option Agreement) provided that, in either case, all of the Obligations have been fully satisfied by Simmonds. Upon and notwithstanding termination of this Agreement in accordance with the provisions of this Section 10.2, each of EC and R-M Trust shall, at the expense of Simmonds, deliver to Simmonds possession of all Collateral or remaining part thereof (unless all the Optioned Shares have been purchased by EC), make and do all such acts and things and execute and deliver all such instruments, agreements and documents as Simmonds shall consider reasonably necessary or desirable to discharge the Security Interest, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

                           ARTICLE XI

                       POWER OF ATTORNEY

11.1 Power of Attorney: Simmonds irrevocably constitutes and appoints EC and its directors and officers holding office from time to time as the true and lawful attorney of Simmonds with full power of substitution in the name of Simmonds to do any and all such acts and things or execute and deliver all such agreements, documents and instruments as EC, in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise its rights and remedies hereunder, including without in any way limiting the generality of the foregoing: (i) transferring any or all of the Collateral into the name of EC or to any person who acquires the same pursuant to the provisions of Section 6.2; (ii) endorsing, negotiating or redeeming any Collateral; (iii) exercising any voting rights associated with the Collateral and executing any proxies or similar instruments in furtherance thereof; and (iv) realizing or collecting any Proceeds or any dividends, principal, interest or other payments on the Collateral or in respect thereof. Simmonds hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this Section 11.1. This power of attorney being coupled with an interest shall not be revoked or terminated by any act or thing and shall remain in full force and effect until this Agreement has been terminated.

                           ARTICLE XII

                          MISCELLANEOUS

12.1 Further Assurances: Simmonds will, from time to time at the request of EC, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as EC shall reasonably request by notice in writing given to Simmonds in order to create, preserve, perfect, validate or otherwise protect the Security Interest, to enable EC to exercise and enforce any of their rights and remedies hereunder and generally to carry out the provisions and purposes of this Agreement.

12.2 Filings: Simmonds will promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the Security Interest in all offices in all jurisdictions and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority hereof or of the Security Interest. Notwithstanding the foregoing, EC is authorized, at its option, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against Simmonds as it may deem necessary or appropriate to perfect or secure the Security Interest.

12.3 Amendments, Etc.: This Agreement may not be modified or amended except with the written consent of the parties hereto.

12.4 Attornment: Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any court in the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with this Agreement.

12.5 Enurement: This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and assigns except that Simmonds shall not have the right to assign its rights or obligations hereunder or any interest herein, but EC and its assignee(s) shall have the right to assign their respective rights and obligations hereunder, in whole or in part, without the consent of Simmonds.

12.6      Judgment Currency:

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Option Agreement (collectively, the "Documents") in any currency (the "Original Currency") into another currency (the "Other Currency"), the rate of exchange used shall be that at which, in accordance with normal banking procedures, EC could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given or, if permitted by applicable law, on the day on which such judgment is paid or satisfied.

     (b) The obligations of Simmonds in respect of any sum due in the Original Currency to EC under any of the Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by EC thereof, EC may, in accordance with normal banking procedures, purchase the Original Currency. Simmonds, as a separate obligation and notwithstanding any such judgment, shall indemnify EC against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to EC in the Original Currency, EC agrees to remit such excess to Simmonds.

12.7 Fees and Expenses: Simmonds shall be responsible for all fees and expenses incurred by R-M Trust with respect to the transactions contemplated hereunder.

12.8 Counterparts: This Agreement, or any amendment to it, may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one agreement. All counterparts shall be construed together and shall constitute one and the same agreement. Any delivery of an executed copy of this Agreement by way of telecopy or facsimile shall constitute delivery hereof, provided that any party delivering by way of telecopy or facsimile shall, as soon as reasonably practicable, deliver the original executed copy to the other parties.

PAGE

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                              SIMMONDS COMMUNICATIONS LTD.


                              by  /s/ David O'Kell
                                ----------------------------

                                ________________________C.S.



                              EXTRA CLEARING B.V.


                              by  /s/ R.R. Veenstra
                                -----------------------------

                                _________________________C.S.



                              THE R-M TRUST COMPANY


                              by  /s/ R.W. Byrne
                                ------------------------------

                                ____________________________C.S.